Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George Schrade, Chief Financial Officer of Graham Capital Management, L.P. and I, Brian Douglas, Chief Operating Officer of Graham Capital Management, L.P., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of Graham Alternative Investment Fund II LLC Blended Strategies Portfolio (the “registrant”) for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 29, 2019

/s/ George Schrade
George Schrade
Chief Financial Officer
Graham Capital Management, L.P.

/s/ Brian Douglas
Brian Douglas
Chief Operating Officer
Graham Capital Management, L.P.